Filed pursuant to Rule 424(b)(5)

Registration Statement No. 333-285609

PROSPECTUS

Up to $100,000,000

Common Stock

We have entered into an Open Market Sale AgreementSM (the Sales Agreement) with Jefferies LLC (Jefferies) relating to shares of our common stock offered by this prospectus. As of the date of this prospectus, the Company has issued no shares of its common stock under the Sales Agreement and prospectus supplement issued pursuant to our prior registration statement on Form S-3 initially filed with the Securities and Exchange Commission on March 15, 2022 (File No. 333-263587) (the Prior Registration Statement). Accordingly, in accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $100,000,000 from time to time through or to Jefferies, acting as our agent or principal (the Agent). The Prior Registration Statement will expire on May 9, 2025 and therefore we are filing this prospectus so that we may continue to sell shares of our common stock under the Sales Agreement.

Our common stock is listed on The Nasdaq Global Market under the symbol “ACET.” On March 13, 2025, the closing price of our common stock, as reported on The Nasdaq Global Market, was $0.78 per share.

Sales of our common stock, if any, under this prospectus will be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the Securities Act). The Agent is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with their normal trading and sales practices, on mutually agreed terms between the Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to the Agent for sales of common stock sold pursuant to the Sales Agreement will be an amount equal to 3.0% of the gross proceeds of any shares of common stock sold under the Sales Agreement. In connection with the sale of the common stock on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agent with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the Exchange Act). See the section titled “Plan of Distribution” on page 23 of this prospectus.

Investing in our common stock involves a high degree of risk. You should carefully review the risks and uncertainties referenced under the heading “Risk Factors” on page 7 of this prospectus and in the documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

JEFFERIES

The date of this prospectus is March 14, 2025.

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We are responsible for the information contained and incorporated by reference in this prospectus, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

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About this Prospectus

This prospectus is part of a shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the SEC) using a “shelf” registration process. Under this shelf registration process, we may from time to time offer shares of our common stock having an aggregate offering price of up to $100,000,000 under this prospectus at prices and on terms to be determined by market conditions at the time of offering.

This prospectus provides you with a general description of the securities we are offering. You should read this prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation By Reference” beginning on page 24 and 25, respectively, of this prospectus.

This prospectus describes the terms of this offering of common stock and also adds to, and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus, any applicable prospectus supplement and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and Jefferies has not, authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

We have not, and Jefferies has not, authorized anyone to provide you with information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We take no responsibility for, and can provide no assurances as to the reliability of, any information not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement and any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of those respective documents. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to “Adicet,” “Adicet Bio,” “we,” “our,” “us” and “the Company” refer, collectively, to Adicet Bio, Inc. and, where appropriate, our subsidiaries.

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus, including the information incorporated by reference into this prospectus, may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus, including the information incorporated by reference into this prospectus, is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus, including the information incorporated by reference into this prospectus, may appear without the ®, ™ or SM symbols, but the omission of such references is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable owner of these trademarks, service marks and trade names.

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Prospectus Summary

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, the applicable prospectus supplement and any related free writing prospectus that we have authorized for use in connection with this offering, including the information under the heading “Risk Factors” in this prospectus on page 7 and in the documents incorporated by reference into this prospectus and the applicable prospectus supplement.

Company Overview

We are a clinical stage biotechnology company discovering and developing allogeneic gamma delta T cell therapies for autoimmune diseases and cancer. We are advancing a pipeline of “off-the-shelf” gamma delta T cells, engineered with chimeric antigen receptors (CARs), to facilitate durable activity in patients.

Our approach to activate, engineer and manufacture allogeneic gamma delta T cell product candidates derived from the peripheral blood cells of unrelated donors allows us to generate new product candidates in a rapid and cost-efficient manner. Our allogeneic "off-the-shelf" manufacturing process is designed to allow product from unrelated donors to be stored and sold on demand to treat patients without inducing a graft versus host immune response. This is in contrast to products based on alpha beta T cells, which either must be manufactured for each patient from his or her own T cells, or require significant gene editing to manufacture if the T cells are derived from donors that are unrelated to the patient.

Our lead product candidate, ADI-001, a first-in-class allogeneic gamma delta T cell therapy expressing a CAR targeting CD20, is being developed for the potential treatment of autoimmune diseases. We are also pursuing ADI-270, an armored gamma delta CAR T cell product candidate designed to address multiple CD70+ solid tumor and hematological malignancies indications, with renal cell carcinoma (RCC) as the initial indication. Our pipeline has several additional internal gamma delta T cell therapy programs in discovery and preclinical development for both hematological malignancies and solid tumors. We expect to continue to develop product candidates in autoimmune diseases and cancer based on our gamma delta T cell platform using either previously validated antigens or those that we identify and target using CAR and other technology. We plan to file one new Investigational New Drug (IND) application every 12-18 months.

ADI-001

In December 2023, the U.S. Food and Drug Administration (FDA) cleared our IND application for ADI-001 in lupus nephritis (LN). In August 2024, we expanded our ADI-001 autoimmune clinical development program to include systemic lupus erythematosus (SLE), systemic sclerosis (SSc) and anti-neutrophil cytoplasmic autoantibody associated vasculitis (AAV). In September 2024, we activated sites for our Phase 1 clinical trial of ADI-001 in autoimmune diseases and opened enrollment for patients with LN. In October 2024, we received clearance for our IND amendment to evaluate ADI-001 in idiopathic inflammatory myopathies (IIM) and stiff person syndrome (SPS) as part of our Phase 1 clinical trial in autoimmune diseases. We expect to initiate enrollment for patients with SLE, SSc, IIM and SPS in the second quarter of 2025, and for patients with AAV in the second half of 2025. We believe the favorable safety profile, cellular kinetics and B cell depletion in peripheral blood and secondary lymphoid tissue demonstrated with ADI-001 clinical experience to date is favorable for development in autoimmune diseases. We believe the potential market opportunity for ADI-001 in B cell mediated autoimmune diseases is substantial based on the prevalence in the U.S., EU5, China and Japan of greater than 1.7 million patients with autoimmune diseases where CAR-T cell therapy has demonstrated clinical proof-of-concept, including SLE (which includes LN), SSc, IIM and SPS. In June 2024, the FDA granted Fast Track Designation to ADI-001 for the potential treatment of relapsed/refractory class III or class IV LN. In February 2025, the FDA granted Fast Track Designation to ADI-001 for the potential treatment of adult patients with refractory SLE with extrarenal involvement and for SSc. In November 2024, we dosed our first LN patient, and in February 2025, reported that we have dosed a total of three LN Patients, in our Phase 1 clinical trial of ADI-001 in autoimmune diseases. We plan to report preliminary LN clinical data from this trial in the first half of 2025, and data for other autoimmune diseases in the second half of 2025, subject to study site initiation and patient enrollment.

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Due to the prioritization of ADI-001 in autoimmune indications, patient enrollment in the Phase 1 clinical study of ADI-001 in mantle cell lymphoma has been closed.

ADI-270

ADI-270 is an investigational allogeneic gamma delta CAR T cell therapy targeting CD70 via the CD27-ligand for the treatment of RCC and with potential in other solid tumor and hematological malignancies indications. ADI-270 is designed to home to solid tumors, with a highly specific targeting moiety for CD70 and an armoring technology of transforming growth factor beta dominant-negative receptor to address immunosuppressive factors in the tumor microenvironment. Building on gamma delta 1 tissue tropism to solid tumors and three mechanisms of anti-tumor activity (CAR, innate and adaptive), CAR gamma delta 1 T cells may be well positioned to address solid tumors.

In June 2024, we received FDA clearance for our IND application for ADI-270 in RCC. In July 2024, we also received FDA Fast Track Designation for ADI-270 for the potential treatment of patients with metastatic/advanced clear cell RCC. In December 2024, we dosed our first RCC patient, and in February 2025 reported that we have enrolled a total of three RCC patients, in our Phase 1 multicenter, open-label clinical trial to assess the safety and anti-tumor activity of ADI-270. We plan to share preliminary clinical data in the first half of 2025.

Company Information

Adicet Bio, Inc. (when referred to prior to the merger, Former Adicet) was incorporated in November 2014 in Delaware. On September 15, 2020, Former Adicet completed a merger (the Merger) with resTORbio, Inc. (resTORbio), pursuant to which Former Adicet merged with a wholly owned subsidiary of resTORbio in an all-stock transaction with Former Adicet surviving as a wholly owned subsidiary of resTORbio and changing its name to Adicet Therapeutics, Inc. (Adicet Therapeutics). resTORbio was originally incorporated under the laws of the State of Delaware in July 2016.

We have offices in Redwood City, CA and Boston, MA. Our principal executive offices are located at 131 Dartmouth Street, 3rd Floor, Boston, MA 02116. Our telephone number is (650) 503-9095. Our website is located at www.adicetbio.com. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our common stock. Our common stock trades on The Nasdaq Global Market under the symbol “ACET.”

We use various trademarks and trade names in our business, including without limitation our corporate name and logo. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Exchange Act. As a smaller reporting company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable, in general, to public companies that are not smaller reporting companies. These provisions include (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act of 2002, as amended; (ii) scaled executive compensation disclosures; and (iii) the option to provide only two years of audited financial statements, instead of three years.

We will continue to be a smaller reporting company if the Company has (i) less than $250 million in market value of its shares held by non-affiliates as of the last business day of its second fiscal quarter or (ii) less than $100 million of annual revenues in its most recent fiscal year completed before the last business day of its second fiscal quarter and a market value of its shares held by non-affiliates of less than $700 million as of the last business day of its second fiscal quarter.

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We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. We have elected to avail ourselves of the exemption for the delayed adoption of certain accounting standards and, therefore, are not subject to the same new or revised accounting standards as other public companies that are not smaller reporting companies.

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The Offering

Common stock offered by us:	Shares of our common stock having an aggregate offering price of up to $100,000,000.
Common stock to be outstanding immediately after this offering:

Up to 200,216,227 shares (as more fully described in the notes following this table), assuming sales of 117,647,059 shares of our common stock in this offering at an offering price of $0.85 per share, which was the last reported sale price of our common stock on The Nasdaq Global Market on March 3, 2025. The actual number of shares issued will vary depending on how many shares of our common stock we choose to sell and the prices at which such sales occur.

Manner of offering:

“At the market offering” that may be made from time to time on The Nasdaq Global Market or other existing trading market for our common stock through or to, Jefferies, as our sales agent or principal. See “Plan of Distribution” on page 23 of this prospectus.

Use of proceeds:

Our management will retain broad discretion regarding the allocation and use any net proceeds. We currently intend to use any net proceeds from this offering primarily to fund activities relating to the advancement of our product candidates, as well as for working capital and other general corporate purposes. See “Use of Proceeds” on page 12 of this prospectus.

Risk factors:

Investing in our common stock involves significant risks. See “Risk Factors” on page 7 of this prospectus and under similar headings in the documents incorporated by reference into this prospectus for a discussion of the factors you should carefully consider before deciding to invest in our common stock.

The Nasdaq Global Market symbol:	“ACET”

All information in this prospectus related to the number of shares of our common stock to be outstanding immediately after this offering is based on 82,569,168 shares outstanding as of December 31, 2024. This number of shares outstanding excludes the following:

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719,656 shares of common stock issuable upon the vesting of restricted stock units (RSUs) granted under our Second Amended and Restated 2018 Stock Option and Incentive Plan (2018 Plan) as of December 31, 2024;
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14,965,270 shares of common stock for stock options issued and outstanding as of December 31, 2024 at a weighted-average exercise price of $3.09 per share;
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8,445,333 shares of common stock subject to the exercise of pre-funded warrants as of December 31, 2024;
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2,620,516 shares of common stock reserved for future issuance under the 2018 Plan as of December 31, 2024;
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1,155,556 shares of common stock reserved for the future issuance under our Amended and Restated 2018 Employee Stock Purchase Plan (2018 ESPP) as of December 31, 2024;
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441,250 shares of common stock reserved for future issuance under our 2022 Inducement Plan (the Inducement Plan) as of December 31, 2024;
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4,530,276 shares of common stock granted upon the exercise of stock options subsequent to December 31, 2024; and

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552,400 shares of common stock issuable upon the vesting of RSUs granted under the 2018 Plan subsequent to December 31, 2024.

Unless otherwise stated, all information contained in this prospectus assumes no exercise of stock options after December 31, 2024 and reflects an assumed public offering price of $0.85, which was the last reported sale price of our common stock on The Nasdaq Global Market on March 3, 2025.

To the extent that any of these options are exercised, new options are issued under our equity incentive plans and subsequently exercised, or we issue additional shares of common stock in the future, there may be dilution to the investors participating in this offering.

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Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully consider the risk factors described below and the risk factors incorporated by reference to our Annual Report on Form 10-K for the period ended December 31, 2024, and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, the documents incorporated by reference and any applicable prospectus supplement, including our financial statements and the related notes, as updated by our subsequent filings under the Exchange Act and in any free writing prospectus that we have authorized for use in connection with this offering before acquiring any of our common stock. These risks could have a material and adverse impact on our business, results of operations, financial condition and growth prospects, which may cause the trading price of our common stock to decline and you could lose all or part of your investment. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See the section titled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to This Offering and Our Common Stock

The trading price of our common stock is highly volatile, which may affect the price at which you could sell any shares of our common stock and could result in substantial losses for purchasers of our common stock.

The market price for our common stock is highly volatile and could continue to be subject to wide fluctuations in response to various factors. The daily closing market price for our common stock has varied between a high price of $2.46 on March 11, 2024 and a low price of $0.85 on March 3, 2025 in the twelve-month period ending on March 3, 2025. This volatility may affect the price at which you could sell the shares of our common stock, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, including:

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the success of existing or new competitive products or technologies;
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regulatory actions with respect to our product candidates or our competitors’ products and product candidates;
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announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;
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the timing and results of clinical trials of ADI-001 in NHL and our preclinical trials;
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commencement or termination of collaborations for our development programs;
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failure or discontinuation of any of our development programs;
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results of clinical trials of product candidates of our competitors;
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regulatory or legal developments in the United States and other countries;
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developments or disputes concerning patent applications, issued patents or other proprietary rights;
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the recruitment or departure of key personnel;
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the level of expenses related to any of our product candidates or clinical development programs;
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the results of our efforts to develop additional product candidates or products;
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actual or anticipated changes in estimates as to financial results or development timelines;
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announcement or expectation of additional financing efforts;

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sales of our common stock by us, our insiders or other stockholders;
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variations in our financial results or those of companies that are perceived to be similar to us;
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changes in estimates or recommendations by securities analysts, if any, that cover us;
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changes in the structure of healthcare payment systems;
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market conditions in the pharmaceutical and biotechnology sector;
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general economic, industry and market conditions; and
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the other factors described in this “Risk Factors” section.

In addition, companies trading in the stock market in general, and The Nasdaq Global Market in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects.

We have broad discretion in the use of the net proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return on your investment.

Although we currently intend to use the net proceeds from this offering in the manner described in the section titled “Use of Proceeds” in this prospectus, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You will not have the opportunity to influence our decisions on how to use the net proceeds from this offering. The failure by our management to apply these funds effectively could result in financial losses that could harm our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

If you purchase our common stock in this offering, you may experience immediate and substantial dilution in the book value of your shares.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior at the time of sale. Assuming that an aggregate of 117,647,059 shares of our common stock are sold at a price of $0.85 per share, the last reported sale price of our common stock on The Nasdaq Global Market on March 3, 2025, for aggregate gross proceeds of $100.0 million, after deducting commissions and estimated aggregate offering expenses payable by us, investors in this offering would experience immediate accretion of $0.57 per share, representing the difference between our as-adjusted net tangible book value per share as of December 31, 2024, after giving effect to this offering and the assumed offering price.

In addition, we have a significant number of stock options outstanding. The exercise of any of these outstanding options could result in dilution. Further, because we expect we will need to raise additional capital to fund our future activities, we may in the future sell substantial amounts of common stock or securities convertible into or exchangeable for common stock. Future issuances of common stock or common stock-related securities, together with the exercise of outstanding stock options, if any, may result in further dilution. For additional information on the dilution that you may experience immediately after this offering, see the section titled “Dilution.”

Future sales and issuances of our common stock or rights to purchase common stock, including pursuant to our equity incentive plans, could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to fall.

Additional capital will be needed in the future to continue our planned operations. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. These sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders.

In addition, sales of a substantial number of shares of our outstanding common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares of common stock intend to sell shares, could reduce the market price of our common stock. Significant portions of these shares are held by a relatively small number of stockholders. Sales by our stockholders of a substantial number of shares, or the expectation that such sales may occur, could significantly reduce the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public market could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our common stock. In addition, the sale of substantial amounts of our common stock could adversely impact its price. As of March 3, 2025, we had outstanding 82,685,750 shares of our common stock, 8,445,333 shares of common stock subject to the exercise of pre-funded warrants, options to purchase 19,462,045 shares of our common stock and 1,051,382 shares of common stock issuable upon the vesting of RSUs. The sale or the availability for sale of a large number of shares of our common stock in the public market could cause the price of our common stock to decline.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold by the Agent after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with the Agent. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold. There is no minimum or maximum sales price in this offering. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

Cautionary Statement Regarding Forward-Looking Statements

This prospectus, including the documents that we incorporate by reference herein and therein, contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “may,” “will,” “could,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and similar expressions, or the negative of these terms, or similar expressions. Accordingly, these statements involve estimates, assumptions, risks and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus and the documents incorporated by reference herein, and in particular those factors referenced in the section “Risk Factors.”

This prospectus, any applicable prospectus supplement, any related free writing prospectus and the information and documents incorporated by reference herein contain forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

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the timing of and our ability to execute our clinical trials for ADI-001 in autoimmune indications, including the ability to successfully complete our Phase 1 clinical trial in LN and initiate Phase 1 clinical trials in SLE, SSc, AAV, IIM and SPS;
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our expectations regarding our additional internal gamma delta T cell therapy programs in clinical and preclinical development, including ADI-270, and our ability to develop other product candidates in our research pipeline;
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our expectations regarding site activation and enrollment for and the availability, timing and announcement of data from our Phase 1 clinical trials for ADI-001 and ADI-270;
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our expectations for ADI-270 as a treatment for RCC and other CD70+ solid tumor and hematological malignancies;
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our expectations regarding discussions with the FDA and the EMA of a potential path to support Biologics License Application (BLA) and Marketing Authorization Application (MAA) for our product candidates;
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the anticipated timing of our submission of IND applications or equivalent regulatory filings and initiation of future clinical trials, including the timing of the anticipated results;
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our expectations regarding the impact of unstable market and economic conditions, including impacts of inflation and adverse developments affecting the financial services industry, on our business, results of operations or financial conditions;
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the timing of and our ability to obtain and maintain regulatory approvals for our product candidates;
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the rate and degree of acceptance and clinical utility of any products for which we receive regulatory approval;
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our expectations regarding the manufacturing of our product candidates and any products for which we receive regulatory approval by us or by our third-party suppliers;
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our commercialization, marketing and manufacturing capabilities and strategy;
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our intellectual property position and strategy;

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our ability to identify additional product candidates with significant commercial potential;
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our plans to enter into collaborations for the development and commercialization of product candidates;
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the potential benefits of any current and future collaboration;
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our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;
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the success of competing therapies that are or may become available;
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developments relating to our competitors and our industry;
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our ability to retain the continued service of our key professionals and to identify, hire, and retain additional qualified professionals;
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our financial performance;
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our expectations related to the use of cash and cash equivalents;
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our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;
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our ability to maintain effective internal control over financial reporting;
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the impact of government laws and regulations;
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our anticipated use of net proceeds from any offering of our common stock pursuant to this prospectus; and
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other risks and uncertainties, including those listed under the caption “Risk Factors.”

These forward-looking statements are neither promises nor guarantees of future performance due to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those indicated by these forward-looking statements, including, without limitation, the risks more fully discussed in the “Risk Factors” section in this prospectus, and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K for the period ended December 31, 2024 as updated by our subsequent annual, quarterly and other reports and documents that are incorporated by reference into this prospectus.

You should read this prospectus and the information incorporated by reference herein and therein, completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements in this prospectus and the documents we incorporate by reference herein represent our views as of their respective dates. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

Use of Proceeds

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $100,000,000 from time to time. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with Jefferies as a source of financing. Therefore, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds from this offering, together with our existing cash and investments, to fund: (i) the clinical development of ADI-001 for the treatment of autoimmune diseases; (ii) initiation of clinical development of ADI-270 for the treatment of renal cell carcinoma; (iii) our internal discovery research, other pipeline candidates and the continued development of our gamma delta T cell platforms; and (iv) the build-out and expansion of our research and manufacturing facilities, as well as for working capital and other general corporate purposes. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade, interest bearing instruments and U.S. government securities, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

Dividend Policy

We have never declared or paid cash dividends on our capital stock. We intend to retain all of our future earnings, if any, to finance the growth and development of our business. We do not intend to pay cash dividends to our stockholders in the foreseeable future.

Dilution

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of December 31, 2024 was approximately $186.6 million, or approximately $2.26 per share of common stock. Net tangible book value per share represents the amount of total tangible assets less total tangible liabilities, divided by the number of shares of our common stock outstanding as of December 31, 2024.

Dilution in net tangible book value per share to new investors participating in this offering represents the difference between the amount per share paid by purchasers in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering. After giving effect to the assumed sale of 117,647,059 shares of our common stock in the aggregate amount of $100,000,000 at an assumed offering price of $0.85 per share, the last reported sale price of our common stock on March 3, 2025 and after deduction of commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2024 would have been approximately $283.4 million, or approximately $1.42 per share of common stock. This represents an immediate decrease in net tangible book value of $0.84 per share of common stock to our existing stockholders and an immediate accretion in net tangible book value of $0.57 per share of common stock to investors participating in this offering at the assumed offering price.

Dilution (accretion) per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the assumed public offering price per share paid by new investors. The following table illustrates this dilution (accretion) on a per share basis:

Assumed offering price per share		$0.85
Net tangible book value per share as of December 31, 2024	$2.26
Decrease in net tangible book value per share attributable to new investors attributable to this offering	$0.84
As adjusted net tangible book value per share as of December 31, 2024, after giving effect to this offering		$1.42
Accretion in net tangible book value per share to new investors participating in this offering		$0.57

The table above assumes for illustrative purposes that an aggregate of 117,647,059 shares of our common stock are sold at a price of $0.85 per share, the last reported sale price of our common stock on The Nasdaq Global Market on March 3, 2025, for aggregate gross proceeds of $100,000,000. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $0.15 per share in the price at which the shares are sold from the assumed offering price of $0.85 per share, assuming all of our common stock in the aggregate amount of $100,000,000 is sold at that price, would decrease our as adjusted net tangible book value per share after the offering by $0.71 to $1.55 per share, and would result in accretion in net tangible book value per share to new investors in this offering of $0.55, after deducting commissions payable by us. A decrease of $0.15 per share in the price at which the shares are sold from the assumed offering price of $0.85 per share, assuming all of our common stock in the aggregate amount of $100,000,000 is sold at that price, would decrease our as adjusted net tangible book value per share after the offering by $1.00 to $1.26 per share, and would result in accretion in net tangible book value per share to new investors in this offering to $0.56, after deducting commissions payable by us. This information is supplied for illustrative purposes only, and will be adjusted based on the actual offering prices, the actual number of shares that we offer and sell in this offering and other terms of each sale of shares in this offering.

The information above and in the foregoing table is based on 82,569,168 shares of our common stock outstanding as of December 31, 2024 and excludes:

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719,656 shares of common stock issuable upon the vesting of RSUs granted under the 2018 Plan as of December 31, 2024;

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14,965,270 shares of common stock for stock options issued and outstanding as of December 31, 2024 at a weighted-average exercise price of $3.09 per share;
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8,445,333 shares of common stock subject to the exercise of pre-funded warrants as of December 31, 2024;
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2,620,516 shares of common stock reserved for future issuance under the 2018 Plan as of December 31, 2024;
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1,155,556 shares of common stock reserved for the future issuance under the 2018 ESPP as of December 31, 2024;
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441,250 shares of common stock reserved for future issuance under the Inducement Plan as of December 31, 2024;
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4,530,276 shares of common stock granted upon the exercise of stock options subsequent to December 31, 2024; and
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552,400 shares of common stock issuable upon the vesting of RSUs granted under the 2018 Plan subsequent to December 31, 2024.

Unless otherwise stated, all information contained in this prospectus assumes no exercise of stock options after December 31, 2024 and reflects an assumed public offering price of $0.85, which was the last reported sale price of our common stock on The Nasdaq Global Market on March 3, 2025.

In addition, we may choose to raise additional capital in the future through the sale of equity or convertible debt securities due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that any of our outstanding options are exercised; new options are issued under our equity incentive plans; or we issue additional shares of common stock or other equity or convertible debt securities in the future, there will be further dilution to investors participating in this offering.

Material U.S. Federal Income Tax Considerations for Non-U.S. Holders

The following discussion is a summary of certain material U.S. federal income tax considerations for non-U.S. holders (as defined below) with respect to their ownership and disposition of shares of our common stock issued pursuant to this offering. For purposes of this discussion, a non-U.S. holder means a beneficial owner of our common stock that is for U.S. federal income tax purposes:

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a non-resident alien individual;
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a foreign corporation or any other foreign organization taxable as a corporation for U.S. federal income tax purposes;
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an estate, the income of which is not subject to U.S. federal income tax on a net income basis; or
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a trust, the income of which is not subject to U.S. federal income tax on a net income basis and that (1) is not subject to the primary supervision of a court within the United States or over which no U.S. persons have authority to control all substantial decisions and (2) has not made an election to be treated as a U.S. person under applicable U.S. Treasury Regulations.

This discussion does not address the tax treatment of partnerships or other entities or arrangements that are treated as partnerships or other pass-through entities for U.S. federal income tax purposes or persons that hold their common stock through partnerships or other pass-through entities. If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. A partner in a partnership or other pass-through entity that will hold our common stock should consult his, her or its tax advisor regarding the tax consequences of acquiring, holding and disposing of our common stock through a partnership or other pass-through entity, as applicable.

This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the Code), existing and proposed U.S. Treasury regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any such change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus. There can be no assurance that the Internal Revenue Service (the IRS) will not challenge one or more of the tax consequences described herein. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. We assume in this discussion that a non-U.S. holder holds shares of our common stock as a capital asset within the meaning of Section 1221 of the Code, which is generally property held for investment.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances nor does it address any U.S. state, local or non-U.S. tax consideration, the alternative minimum tax, the rules regarding qualified small business stock within the meaning of Section 1202 of the Code, the Medicare tax on net investment income imposed under Section 1411 of the Code, the special tax accounting rules under Section 451(b) of the Code or any other aspect of any U.S. federal tax other than income taxes. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as:

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insurance companies;
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tax-exempt or governmental organizations;
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financial institutions;
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brokers, dealers or traders in securities, including persons that have elected to mark their securities to market;
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real estate investment trusts or regulated investment companies;

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pension plans;
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“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
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“qualified foreign pension funds” as defined in Section 897(1)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;
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partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and partners and investors therein);
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persons that have a functional currency other than the U.S. dollar;
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persons deemed to sell our common stock under the constructive sale provisions of the Code;
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persons that hold our common stock as part of a straddle, hedge, constructive sale, conversion transaction, synthetic security or other integrated investment;
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persons that own directly or constructively 5% or more of our stock;
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persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an applicable financial statement;
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persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and
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U.S. expatriates and former citizens or long-term residents of the United States.

This discussion is for general information only and is not tax advice. Accordingly, all prospective non-U.S. holders of our common stock should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock.

Distributions on Our Common Stock

As described in the “Dividend Policy” section above, we do not currently anticipate paying any cash dividends on our capital stock in the foreseeable future. Distributions, if any, on our common stock will generally constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s tax basis in the common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “Gain on Sale or Other Taxable Disposition of Our Common Stock.” Any such distributions will also be subject to the discussions below under the sections titled “Backup Withholding and Information Reporting” and “FATCA.”

Subject to the discussion in the following two paragraphs in this section, dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such reduced rate specified by an applicable income tax treaty between the United States and such holder’s country of residence. If we or the applicable withholding agent are unable to determine, at a time reasonably close to the date of payment of a distribution on our common stock, what portion, if any, of the distribution will constitute a dividend, then we or the applicable withholding agent may withhold U.S. federal income tax on the basis of assuming that the full amount of the distribution will be a dividend. If we or another withholding agent apply over-withholding, a non-U.S. holder may be entitled to a refund or credit of any excess tax withheld by timely filing an appropriate claim with the IRS. Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. To claim the exemption, the non-U.S. holder must generally furnish to the applicable withholding agent a properly executed IRS Form W-8ECI (or successor form). However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such reduced rate specified by an applicable income tax treaty between the United States and such holder’s country of residence.

A non-U.S. holder of our common stock who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) to the applicable withholding agent and satisfy certification and other requirements of applicable U.S. Treasury Regulations. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS.

Gain on Sale or Other Taxable Disposition of Our Common Stock

Subject to the discussions below under “Backup Withholding and Information Reporting” and “FATCA,” a non-U.S. holder generally will not be subject to any U.S. federal income or withholding tax on any gain realized upon such holder’s sale or other taxable disposition of shares of our common stock unless:

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the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained by such non-U.S. holder in the United States, in which case the non-U.S. holder generally will be taxed on a net income basis at the graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “Distributions on Our Common Stock” also may apply;
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the non-U.S. holder is a nonresident alien individual who is present in the United States for a period or periods aggregating 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or
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we are, or have been, at any time during the five-year period preceding such sale or other taxable disposition (or the non-U.S. holder’s holding period, if shorter) a “United States real property holding corporation” (as defined in the Code), unless our common stock is regularly traded on an established securities market and the non-U.S. holder has held no more than 5% of our outstanding common stock, directly or indirectly, actually or constructively, at any time during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. Generally, a corporation is a United States real property holding corporation only if the fair market value of its “United States real property interests” (as defined in the Code) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a United States real property holding corporation, or that we are likely to become one in the future. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above.

Backup Withholding and Information Reporting

We or the applicable withholding agent must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions on our common stock paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a United States person (as defined in Section 7701(a)(30) of the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock.. Dividends paid to non-U.S.

holders subject to withholding of U.S. federal income tax, as described above in “Distributions on Our Common Stock,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding will generally apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker.

Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them. Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim with the required information is filed with the IRS in a timely manner.

FATCA

The Foreign Account Tax Compliance Act (FATCA), Sections 1471 through 1474 of the Code and the U.S. Treasury Regulations promulgated thereunder, generally imposes a U.S. federal withholding tax at a rate of 30% on payments of dividends on, or subject to the discussion of certain proposed U.S. Treasury regulations below, gross proceeds from the sale or other disposition of, our common stock paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” such foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” such foreign entity identifies certain of its U.S. investors, if any, or (iii) the foreign entity is otherwise exempt under FATCA. However, proposed regulations, if finalized in their present form, would eliminate the federal withholding tax of 30% of the gross proceeds of a sale or other disposition of our common stock. Taxpayers (including withholding agents) may generally rely on the proposed regulations until final regulations are issued. Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of this withholding tax. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their tax advisors regarding the possible implications of this legislation on their investment in our common stock and the entities through which they hold our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the 30% withholding tax under FATCA.

The preceding discussion of material U.S. federal income tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

Description of Capital Stock

The following description of our common stock and preferred stock summarizes the material terms and provisions of the common stock that we may offer under this prospectus. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our certificate of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus forms a part, and by applicable law. The terms of our common stock and preferred stock may also be affected by Delaware law.

Authorized Capital Stock

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share, all of which shares of preferred stock are undesignated.

As of March 3, 2025, 82,685,750 shares of our common stock were outstanding and held by 12 stockholders of record.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by our board of directors (the Board) out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock. All outstanding shares are fully paid and nonassessable.

When we issue shares of common stock under this prospectus, the shares will fully be paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Undesignated Preferred Stock

Our board of directors is authorized to issue up to 10,000,000 shares of undesignated preferred stock in one or more series without stockholder approval. Our board of directors may determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The purpose of authorizing our board of directors to issue preferred stock in one or more series and determine the number of shares in the series and its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. Examples of rights and preferences that the Board may fix are:

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dividend rights;
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conversion rights;
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voting rights;
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terms of redemption;
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liquidation preference;
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sinking fund terms; and
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the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock.

The existence of authorized but unissued shares of undesignated preferred stock may enable our board of directors to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of us or our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer, stockholder or stockholder group. The rights of holders of our common stock described above, will be subject to, and may be adversely affected by, the rights of any preferred stock that we may designate and issue in the future. The issuance of shares of undesignated preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Anti-Takeover Effects of our Certificate of Incorporation and Bylaws and Delaware Law

Our certificate of incorporation and bylaws include a number of provisions that may have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Board Composition and Filling Vacancies

Our certificate of incorporation provides for the division of our board of directors into three classes serving staggered three-year terms, with one class being elected each year. Our certificate of incorporation also provides that directors may be removed only for cause and then only by the affirmative vote of the holders of two-thirds or more of the shares then entitled to vote at an election of directors. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum. The classification of directors, together with the limitations on removal of directors and treatment of vacancies, has the effect of making it more difficult for stockholders to change the composition of our board of directors.

No Written Consent of Stockholders

Our certificate of incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our bylaws or removal of directors by our stockholders without holding a meeting of stockholders.

Meetings of Stockholders

Our certificate of incorporation and bylaws provide that only a majority of the members of our board of directors then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance Notice Requirements

Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

Amendment to Certificate of Incorporation and Bylaws

Any amendment of our certificate of incorporation must first be approved by a majority of our board of directors, and if required by law or our certificate of incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, board composition, limitation of liability and the amendment of our bylaws and certificate of incorporation must be approved by not less than two-thirds of the outstanding shares entitled to vote on the amendment, and not less than two-thirds of the outstanding shares of each class entitled to vote thereon as a class. Our bylaws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the bylaws; and may also be amended by the affirmative vote of a majority of the outstanding shares entitled to vote on the amendment, or, if our board of directors recommends that the stockholders approve the amendment, by the affirmative vote of the majority of the outstanding shares entitled to vote on the amendment, in each case voting together as a single class.

Undesignated Preferred Stock

Our certificate of incorporation provides for 10,000,000 authorized shares of undesignated preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Choice of Forum

Our amended and restated bylaws provides that, unless we consent in writing to the selection of an alternative form, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or agents to us or our stockholders; (3) any action asserting a claim against us arising pursuant to any provision of the General Corporation Law of the State of Delaware or our certificate of incorporation or bylaws; or (4) any action asserting a claim governed by the internal affairs doctrine (the Delaware Forum Provision). The Delaware Forum Provision does not apply to any causes of action arising under the Securities Act or the Exchange Act. Our amended and restated bylaws also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to the Delaware Forum Provision; provided, however, that stockholders cannot and will not be deemed to have waived our compliance with the U.S. federal securities laws and the rules and regulations thereunder. It is possible that a court of law could rule that the choice of forum provision contained in our restated certificate of incorporation is inapplicable or unenforceable if it is challenged in a proceeding or otherwise.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

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before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or
•
at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•
any merger or consolidation involving the corporation and the interested stockholder;
•
any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;
•
subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•
subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and
•
the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Nasdaq Global Market Listing

Our common stock is listed on The Nasdaq Global Market under the symbol “ACET.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 150 Royall Street, Canton, Massachusetts 02021, and its telephone number is (800) 962-4284.

Plan of Distribution

We have entered into a Sales Agreement with Jefferies, under which we may offer and sell up to $100,000,000 of shares of our common stock from time to time through or to Jefferies acting as agent or principal. As of the date of this prospectus, the Company has issued no shares of its common stock under the Sales Agreement and prospectus supplement issued pursuant to our prior registration statement on Form S-3 initially filed with the Securities and Exchange Commission on March 15, 2022 (File No. 333-263587). Sales of shares of our common stock, if any, under this prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell shares of our common stock under the Sales Agreement, we will notify Jefferies of the number of shares to be sold, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the Sales Agreement to sell the shares of our common stock are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and Jefferies is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Jefferies a commission equal to 3.0% of the aggregate gross proceeds we receive from each sale of shares of our common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have agreed to reimburse Jefferies for the fees and disbursements of its counsel, payable upon execution of the Sales Agreement, in an amount not to exceed $75,000, in addition to certain ongoing disbursements of its legal counsel. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the Sales Agreement, will be approximately $65,000. The remaining proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of shares of our common stock in this offering.

Jefferies will provide written confirmation to us before the open on The Nasdaq Global Market on the day following each day on which shares of our common stock are sold under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of shares of our common stock on our behalf, Jefferies may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain liabilities, including civil liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.

The offering of shares of our common stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all shares of our common stock subject to the Sales Agreement and (ii) the termination of the Sales Agreement as permitted therein. We and Jefferies may each terminate the Sales Agreement at any time upon ten days’ prior notice.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is filed as an exhibit to a current report on Form 8-K filed under the Exchange Act, and incorporated by reference in this prospectus.

Jefferies and its affiliates have in the past and may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.

The prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute this prospectus electronically.

Legal Matters

Certain legal matters in connection with this offering and the validity of the common stock offered by this prospectus will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. The Agent is being represented by Duane Morris LLP, New York, New York in connection with this offering.

Experts

The consolidated financial statements of Adicet Bio, Inc. as of December 31, 2023 and 2024, and for each of the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Where You Can Find More Information

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are subject to the reporting and information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system (EDGAR) via electronic means, including the SEC’s home page on the Internet (www.sec.gov).

We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Capital Stock.” We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any shareholder upon request and without charge. Written requests for such copies should be directed Investor Relations Department, Adicet Bio, Inc., 131 Dartmouth Street, 3rd Floor, Boston, MA 02116. Our website is located at www.adicetbio.com. Information contained on our website is not incorporated by reference into this prospectus and therefore, is not part of this prospectus.

Incorporation by Reference

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made after the date of this prospectus, except as to any portion of any future report or document that is not deemed filed under such provisions, until we sell all of the securities:

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our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 6, 2025;
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our Current Report on Form 8-K filed with the SEC on February 5, 2025 (except for information contained therein which is furnished rather than filed); and
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the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on January 22, 2018 (File No. 001-28259) under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description and (ii) Exhibit 4.1—Description of Securities to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 6, 2025.

Notwithstanding the foregoing, unless specifically stated to the contrary, information that we furnish (and that is not deemed “filed” with the SEC) under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is nor incorporated by reference into this prospectus or the registration statement of which this prospectus is a part.

Pursuant to Rule 412 under the Securities Act, any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing us at the following address: Investor Relations Department, Adicet Bio, Inc., 131 Dartmouth Street, 3rd Floor, Boston, MA 02116. These filings may also be obtained through our website located at www.adicetbio.com. You may also access these documents, free of charge on the SEC’s website at www.sec.gov. The information contained on, or that can be accessed through, our website does not constitute part of this prospectus, and the reference to our website address is included in this prospectus as an inactive textual reference only.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

We advise that there have been no material changes in our affairs that have occurred since the end of the latest fiscal period for which audited financial statements were included in the latest Form 10-K and that have not been described in a Form 10-Q or Form 8-K filed under the Exchange Act.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

Up to $100,000,000

Common Stock

PROSPECTUS

JEFFERIES

March 14, 2025

ACTIVE/136750827.2